EXHIBIT A

JOINT FILING AGREEMENT

We, the undersigned, hereby express our agreement that the attached Schedule 13D is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

Dated: November 23, 2020

SREP III FLIGHT - INVESTCO, L.P.		SREP III FLIGHT – INVESTCO 2, L.P.

By:	StepStone REP III (GP), LLC	By:	StepStone REP III (GP), LLC
Its:	General Partner	Its:	General Partner

By:	/s/ John Waters	By:	/s/ John Waters
Name:	John Waters	Name:	John Waters
Title:	Partner	Title:	Partner

STEPSTONE REP III (GP), LLC		STEPSTONE GROUP REAL ESTATE LP

By:	StepStone Group Real Estate LP	By:	StepStone Group Real Estate Holdings LLC
Its:	Sole Member	Its:	General Partner

By:	StepStone Group Real Estate Holdings LLC	By:	/s/ John Waters
Its:	General Partner	Name:	John Waters
		Title:	Partner

By:	/s/ John Waters
Name:	John Waters
Title:	Partner

STEPSTONE GROUP REAL ESTATE HOLDINGS LLC

By:	/s/ John Waters
Name:	John Waters
Title:	Partner